COLONIAL INTERNATIONAL FUND FOR GROWTH
                      FUND YIELD CALCULATION
                    (CALENDAR MONTH-END METHOD)
                 30-DAY BASE PERIOD ENDED 10/31/95


                                   a-b       6
                    FUND YIELD = 2 ----- +1  -1
                                   c-d



       a = dividends and interest earned during
           the month ................................      $205,355

       b = expenses (exclusive of distribution fee)
           accrued during the month..................       172,909

       c = average dividend shares outstanding
           during the month .........................    12,673,170

       d = class A maximum offering price per share
           on the last day of the month .............        $10.36


            CLASS A YIELD ...........................          0.29%
                                                             ======
            Class A yield/(1-Load)
            ie: .29%/(1-.0575)=yield on NAV=   0.31%
               Less:  Distribution fee         (.75)
                                               -----
            CLASS B YIELD ...........................         -0.44%
                                                             ======

            CLASS D YIELD ...........................         -0.44%
                                                             ======